Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-47528) and Registration Statement (Form S-8 No. 33-26056), both pertaining to the Rollins Retirement Account, of our report dated June 18, 2004, with respect to the financial statements and schedule of the Rollins 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.


/s/ Ernst & Young LLP
--------------------------------
Ernst & Young LLP

Atlanta, Georgia
June 28, 2004